EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-198689) of Corvus Gold Inc. (“the Company”) of our report dated August 8, 2019, relating to the Company’s consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended May 31, 2019 and the incorporation by reference of such report into the Company’s Form S-8 (333-198689 and 333-230712) and Form S-3 (333-229516).

/s/ Crowe MacKay LLP

Chartered Professional Accountants

Vancouver, British Columbia

August 8, 2019